Exhibit 11





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 15 to Registration Statement Number 33-5501 (Form N-1A) of our report dated November 30, 1995, on the financial statements and financial highlights of The Rodney Square Strategic Fixed-Income Fund for the year ended October 31, 1995, included in the 1995 Annual Report to Shareholders.



                                                      /s/ Ernst & Young LLP


Baltimore, Maryland
February 22, 1996